James J. Taylor
                          Certified Public Accountants


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


United States Securites
and Exchange Commission
Washington D.C.


Dear Sirs,

I hereby consent to the use in Amendment No. 3 to the Registration Statement on Form SB-2 of my audit report dated September 14, 2001 relating to the financial statements of Nannaco, Inc., which appear in such Registration Statement. I also consent to the references to us under the heading "Experts" in such Registration Statement.


                                                Sincerely yours,


                                                /s/ James J. Taylor
                                                -------------------
                                                James J. Taylor
                                                Certified Public Accountant

September 25, 2001








555 IH 35 South, Suite 312 * New Braunfels, Texas 78130*Telephone (830)624-0100
                               *Fax (830)624-0300
                     e-mail address: james_j_taylor@msn.com



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